Exhibit 99.3

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial statements give effect to the acquisition by ISC8 Inc. (the “Company”) of certain assets used by the Bivio Software Business (the carved-out operations of certain assets of Bivio Networks, Inc.), which includes substantially all of the assets of the NetFalcon and Network Content Control System (the "Bivio Transaction"). These assets include all of Bivio Software's operations located in Italy, Qatar, the United Kingdom, Dubai, and Singapore. The following unaudited pro forma combined financial statements are based on the historical financial statements of the Company and the historical “carve-out” financial statements of the Bivio Software Business.

The unaudited pro forma combined financial information of the Company gives effect to the Transaction as if it had occurred (i) on September 30, 2012 with respect to the unaudited pro forma combined balance sheet and (ii) on October 3, 2011 with respect to the unaudited pro forma combined statements of operations for the fiscal year ended September 30, 2012. The Company’s combined statement of operations is derived from our audited financial statements as of and for the year ended September 30, 2012 included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on December 28, 2012. The Bivio Software Business’ statement of operations is derived from the combined carve-out financial statements included elsewhere in this Form 8-K/A. Certain amounts from the historical “carve-out” financial statements of the Bivio Software Business have been reclassified to conform to the Company’s presentation.

The unaudited pro forma combined financial data is provided for comparative purposes only and does not purport to represent what the Company’s financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the Company’s financial position or results of operations as of any future date or for any future period. This data should be read in conjunction with, and is qualified in its entirety by reference to:

•
the Company’s audited consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012; and

•
the audited “carve-out” financial statements and related notes for the Bivio Software Business for the years ended January 31, 2011 and 2012 included in Exhibit 99.1 to this Current Report on Form 8-K/A.

ISC8 INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
September 30, 2012

	As Reported (1)	Bivio Software	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,738,400	$30,600	$(600,000	)(a)	$1,169,000
Accounts receivable, net	445,300				445,300
Due from Vectronix Inc	1,200,100				1,200,100
Unbilled revenues on uncompleted contracts	549,200				549,200
Prepaid expenses and other current assets	111,900	83,900			195,800

Total current assets	4,044,900	114,500	(600,000)		3,559,400
Property and equipment, net	952,400	48,000			1,000,400
Intangible assets, net		126,700	773,300	(b)	900,000
Goodwill		207,000	445,600	(c)	652,600
Deferred financing costs	963,200				963,200
Other assets	180,200	36,700			216,900

Total assets	$6,140,700	$532,900	$618,900		$7,292,500

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$814,600	$216,900	$77,100	(d)	$1,108,600
Accrued expenses	2,513,900	459,000			2,972,900
Advance billings on uncompleted contracts	296,700				296,700
Deferred revenue	-	390,900			390,900
Senior secured revolving credit facility loan, net of discounts	4,566,800				4,566,800
Senior subordinated secured convertible promissory notes	1,119,000				1,119,000
Senior subordinated secured promissory notes	4,790,400				4,790,400
Settlement agreements obligations, current portion	17,200				17,200
Capital lease obligations, current portion	17,100				17,100

Total current liabilities	14,135,700	1,066,800	77,100		15,279,600
Subordinated secured convertible promissory notes, net of discounts	6,470,300				6,470,300
Settlement agreement obligations, less current portion	1,400				1,400
Derivative liability	19,925,400				19,925,400
Executive Salary Continuation Plan liability	975,000				975,000
Capital lease obligations, less current portion	62,700				62,700

Total liabilities	41,570,500	1,066,800	77,100		42,714,400

Stockholders’ deficit:
Convertible preferred stock, $0.01 par value, 1,000,000 shares authorized;	—	—	—		—
Series B — 1,800 shares issued and outstanding(1); liquidation preference of $926,300
Common stock, $0.01 par value, 800,000,000 shares authorized; 131,558,800 shares issued and outstanding(1)	1,315,600				1,315,600
Common stock held by Rabbi Trust	(1,020,700)				(1,020,700)
Deferred compensation liability	1,020,700				1,020,700
Paid-in capital	174,156,800		85,000	(e)	174,241,800
Retained earnings (accumulated deficit)	(211,226,600)	(533,900)	533,900	(f)	(211,303,700)
			(77,100	)(d)

ISC8 Inc. stockholders’ equity (deficit)	(35,754,200)	(533,900)	541,800		(35,746,300)
Noncontrolling interest	324,400				324,400

Total stockholders’ equity (deficit)	(35,429,800)	(533,900)	541,800		(35,421,900)

Total liabilities and stockholders’ equity (deficit)	$6,140,700	$532,900	$618,900		$7,292,500

(1)	The number of shares of preferred stock and common stock issued and outstanding have been rounded to the nearest one hundred (100).

See Accompanying Notes

ISC8 INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
52-WEEK PERIOD ENDED SEPTEMBER 30, 2012

	As Reported	Bivio Software	Pro Forma Adjustments		Pro Forma
Total revenues	$4,196,400	$1,772,100	—		$5,968,500
Costs and expenses
Cost of revenues	3,149,000	315,600			3,464,600
General and administrative expense	8,708,800	3,517,600	121,000	(h)	12,215,400
			(132,000	)(g)
Research and development expense	7,875,600	2,440,200			10,315,800

Total costs and expenses	19,733,400	6,273,400	(11,000)		25,995,800

Income (loss) from operations	(15,537,000)	(4,501,300)	11,000		(20,027,300)
Interest expense	(6,581,100)				(6,581,100)
Change in fair value of derivative instruments	(4,822,100)				(4,822,100
Other expense	15,200				15,200

Income (loss) from operations before benefit for income taxes	(26,925,000)	(4,501,300)	11,000		(31,415,300)
(Provision) benefit for income taxes	(3,200)				(3,200)

Net income (loss)	(26,928,200)	(4,501,300)	11,000		(31,418,500)
Income (Loss) from Discontinued Operations	7,259,800	—	—		7,259,800

Net income (loss) attributable to Irvine Sensors Corporation	$(19,668,400)	$(4,501,300)	$11,000		$(24,158,700)

Basic and diluted net loss attributable to Irvine Sensors Corporation per common share	$(0.16)				$(0.20)

Basic and diluted weighted average number of common shares outstanding	123,624,400				123,624,400

See Accompanying Notes.

ISC8 INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

    The accompanying Statements are:

•
based on the ISC 8, Inc. (“ISC8” or the “Company”) audited consolidated balance sheets as of September 30, 2012 and October 2, 2011 and the Company’s audited consolidated statements of operations for the 52-week period ended September 30, 2012;

•	adjusted to give effect to the Bivio Transaction, described in Note 2 below;

•	using the pro forma adjustments identified in Note 3 below.

    The unaudited pro forma combined balance sheet assumes that the Bivio Transaction had occurred as of September 30, 2012, and the unaudited pro forma combined statements of operations assume the Bivio Transaction had occurred on October 3, 2011. These unaudited pro forma combined results of continuing operations are not necessarily indicative of results that would have occurred had the acquisition actually occurred on October 3, 2011 or the results that may be attained in the future.

    Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The information contained in these unaudited pro forma combined financial statements and notes should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

2. Bivio Transaction

    On October 12, 2012, pursuant to the terms of the Foreclosure Sale Agreement between the Company and GF AcquisitionCo. 2012, LLC (“GFAC”) dated October 4, 2012 (the “Foreclosure Sale Agreement”), the Company acquired substantially all of the assets of the NetFalcon and Network Content Control System Business of Bivio Networks, Inc. and certain of its subsidiaries (collectively, “Bivio”) (the transaction being described hereinafter in the aggregate as the “Bivio Transaction”). The purchase price of those assets was $600,000 payable in cash to GFAC, and the issuance to GFAC of a warrant to purchase 1,000,000 shares of common stock of the Company. The transfer of assets from GFAC to the Company occurred on October 12, 2012.

3. Preliminary Estimate of Consideration Expected to be Transferred

    The Bivio Transaction will be accounted for under the acquisition method of accounting. While the Company intends to have a third-party appraisal of the assets acquired and liabilities assumed, this appraisal process has not been finalized. Accordingly, the Company has estimated the purchase price allocation based on a preliminary valuation of the major assets acquired as estimated by a third-party’s analysis. This valuation is very preliminary in nature, and is provided solely for the purposes of preparing the unaudited pro forma combined income statement and balance sheet.

    The preparation of the valuation required the use of significant assumptions and estimates. Critical estimates included, but were not limited to, future expected cash flows, including projected revenues and expenses, and applicable discount rates. These estimates were based on assumptions that the Company believes to be reasonable. However, actual results may significantly differ from these estimates.

    The following table presents the calculation of the preliminary purchase price:

Cash	$600,000
Fair value of warrants issued	85,000
Total purchase price	$685,000

    The following outlines the significant assumptions the Company used to estimate the fair value of the warrants using the Black-Scholes-Merton option pricing model at the date of issuance on October 12, 2012:

Risk free interest rate	1.69%
Expected volatility	92.20%
Expected dividends	None

    Under the acquisition method of accounting, the total estimated purchase price is allocated to Bivio Software Business’s net tangible and intangible assets and assumed liabilities based on their estimated fair values at October 12, 2012. Based on the Company’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, the preliminary purchase price is allocated as follows:

Cash	$30,600
Prepaid expenses and other current assets	83,900
Property and equipment	48,000
Other assets	36,700
Amortizable intangible assets	900,000
Goodwill	652,600
Liabilities assumed	(1,066,800)
Total fair value of net assets acquired	$685,000

    The following table presents amortizable intangible assets acquired and their weighted average amortization periods:

	Estimated fair value	Weighted average amortization period
Customer relationships	$100,000	5.0 years
Trade name	300,000	10.0 years
Software	500,000	7.0 years
Total	$900,000

    As stated above, the purchase price allocation is preliminary. The Company is in the process of finalizing the full appraisal of all assets acquired and liabilities assumed. Adjustments to the allocation of fair value to the assets acquired and liabilities assumed likely will occur until such time as a final valuation report has been received. Such adjustments could be significant.

4. Pro Forma Adjustments

In the accompanying Statements the following unaudited pro forma adjustments have been made to the historical financial statements:

Balance Sheet

(a) To adjust for the cash purchase price.

    (b) To allocate the fair value of identifiable intangibles in excess of Bivio Software Business book value. The following table presents the calculation of the intangible adjustment:

Valuation of intangible assets on 10/12/12	$900,000
Less intangible asset value at 9/30/12	(126,700)
Adjustment to intangible assets	$773,300

    (c) To reflect the excess of purchase price and fair value of liabilities assumed over fair value of assets purchased (goodwill). The following table presents the calculation of the goodwill adjustment:

Valuation of goodwill on 10/12/12	$652,600
Less goodwill value at 9/30/12	(207,000)
Adjustment to goodwill	$445,600

    (d) To capture the costs of the acquisition not incurred as of September 30, 2012.

    (e) To fair value the warrants issued as part of the purchase price.

    (f) To eliminate retained deficit of Bivio Software Business.

Statements of Operations

    (g) Costs of the acquisition incurred as of September 30, 2012 removed due to the one-time nature of the expenses.

    (h) Amortization of identifiable intangibles.